Exhibit 99.1

BioTime’s Subsidiary Cell Cure Neurosciences Ltd. Awarded $1.7 Million Grant From Israel’s Office of the Chief Scientist

ALAMEDA, Calif. & JERUSALEM--(BUSINESS WIRE)--December 23, 2013--BioTime, Inc. (NYSE MKT: BTX) and its subsidiary Cell Cure Neurosciences Ltd. (Cell Cure) today announced that Cell Cure has been awarded a grant for 2014 of 6.1 million Shekels (approximately $1.74 million) from Israel’s Office of the Chief Scientist (OCS) to help finance the development of OpRegen®, a cell-based therapeutic product in development by Cell Cure for the treatment of age-related macular degeneration. Cell Cure’s plans for the development of OpRegen® include completion of preclinical testing and filing an IND application to commence human clinical trials in 2014.

“We thank the Israel Office of the Chief Scientist for their commitment to innovation and their continuing support of our development of a cell therapy based treatment for a major disease of aging,” said Charles Irving, PhD, Chief Executive Officer of Cell Cure.

“I join with Dr. Irving in thanking the OCS for their generous support in acclerating pluripotent stem cell research into clinical applications,” said Benjamin Reubinoff, MD, PhD, Chief Scientific Officer of Cell Cure and Chairman of Obstetrics and Gynecology and Director of the Hadassah Human Embryonic Stem Cell Research Center at Hadassah University Medical Center, Jerusalem, Israel. “The dry form of age-related macular degeneration afflicts over seven million people in the United States alone. We anticipate that OpRegen® will make a real difference in the quality of life of the aging baby-boomer generation afflicted with this condition in many industrialized countries.”

The OCS has previously provided grants to Cell Cure. Cell Cure will pay a royalty to the OCS on revenues from OpRegen® until total royalties paid equal 100% of the amount of the grant plus interest at a LIBOR rate. Historically, Cell Cure Neurosciences or BioTime’s other subsidiaries have raised capital, received grants, or generated revenues independently of BioTime to help fund their operations. We expect Cell Cure Neurosciences to continue to pursue such financing strategies in the future.

About the Office of the Chief Scientist

The Office of the Chief Scientist in the Ministry of Industry, Trade and Labor is charged with the execution of government policy for the support of industrial R&D. The goal of the OCS is to assist in the development of technology in Israel as a means of fostering economic growth, encouraging technological innovation and entrepreneurship, leveraging Israel’s scientific potential, enhancing the knowledge base of industry in Israel, stimulating high value-added R&D, and encouraging R&D collaboration both nationally and internationally. A variety of ongoing support programs developed and offered by the OCS play a major role in enabling Israel to be a key center for high-tech entrepreneurship.

About Cell Cure Neurosciences Ltd.

Cell Cure Neurosciences Ltd. was established in 2005 as a subsidiary of ES Cell International Pte. Ltd. (ESI), now a subsidiary of BioTime, Inc. (NYSE MKT: BTX). Cell Cure is located in Jerusalem, Israel on the campus of Hadassah University Hospital. Cell Cure's mission is to become a leading supplier of human cell-based therapies for the treatment of retinal and neural degenerative diseases. Its technology platform is based on the manufacture of diverse cell products sourced from clinical-grade (GMP) human embryonic stem cells. Its current focus is the development of retinal pigment epithelial (RPE) cells for the treatment of age-related macular degeneration. Cell Cure's major shareholders include BioTime, Inc., Hadasit BioHoldings Ltd. (Tel Aviv Stock Exchange: HDST), and Teva Pharmaceuticals Industries Ltd. (NYSE: TEVA). Additional information about Cell Cure can be found on the web at www.cellcureneurosciences.com. A video of a presentation by Cell Cure’s CEO Dr. Charles Irving is available on BioTime’s web site.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.
  ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.
  BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

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Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
BioTime, Inc.
Lesley Stolz, 510-521-3390 ext. 367
Executive Vice President Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com